To the Shareholders and Board of Trustees of BlackRock MultiState Municipal Series Trust

In planning and performing our audits of the financial statements of BlackRock MultiState
Municipal Series Trust the Trust including
BlackRock New Jersey Municipal Bond Fund and BlackRock Pennsylvania Municipal Bond
Fund as of and for the year ended May 31
2011 in accordance with the standards of the Public Company Accounting Oversight Board
United States we considered the Trusts
internal control over financial reporting including control over safeguarding securities as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting Accordingly we express no such opinion

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting In fulfilling this responsibility estimates and judgments by management are required to assess the expected benefits and related costs of controls A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company 2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition use or disposition of a companys assets that could have a material effect on the financial statements

Because of its inherent limitations internal control over financial reporting may not prevent or detect misstatements Also projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees in the normal course of performing their assigned functions to prevent or detect misstatements on a timely basis A material weakness is a deficiency or a combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
United States However we noted no
deficiencies in the Trusts internal control over financial reporting and its operation including controls for safeguarding securities that we consider to be a material weakness as defined above as of May 31 2011

This report is intended solely for the
information and use of management and the Board of Trustees of BlackRock MultiState
Municipal Series Trust including BlackRock
New Jersey Municipal Bond Fund and
BlackRock Pennsylvania Municipal Bond Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties

Deloitte  Touche LLP

Princeton New Jersey
July 27 2011